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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2007

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 7.01  FD Disclosure.

Watkins, MN; Vancouver, BC July 19, 2007 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials, is pleased to report record sales volumes for both the fourth quarter and the fiscal year.

The fiscal year was closed with a strong fourth quarter.  Record Q4 shipments were achieved as 2,273,000 sq. ft. shipped Apr-Jun 2007 in comparison to the 2,267,100 sq. ft. during the same period last year.  Commercial Modular represented 1,944,300 sq. ft. and Residential Roof Deck was 328,700 sq. ft.  Revenues reported for the quarter were $1,435,254 ($680,559 from Commercial Modular and $109,192 from Residential Roof Deck).

Record Blazeguard sales volumes of 8,859,400 sq. ft. were shipped for the fiscal year ending June 30, 2007.  This was an increase of 12% (despite the prolonged weakness in the residential housing market) from the 7,894,000 sq. ft. shipped in Fiscal 2006.  Commercial Modular business surpassed five million sq. ft. (5,372,900 sq. ft.) for the fiscal year, representing a 61% growth in business year to year.  The residential roof deck market represented 3,486,500 sq. ft. of total shipments vs. 4,559,800 sq. ft. into that market last year.

Fiscal year to date sales revenue was $6,132,897, a decline of $477,904 from the $6,610,801 reported last year.  However, after adjusting $733,613 for the decrease in pass through sheathing costs, sales revenues actually increased by 4%.  The revenue generated from Commercial Modular was $1,797,534 and $1,423,082 from Residential Roof Deck.

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, July 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2007    International Barrier Technologies Inc.

                                             (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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